Exhibit 3.756

IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA C14708-97 JUL 09 1997

Filing fee:
Receipt #:
Articles of Incorporation
(PURSUANT TO NRS 78)
STATE OF NEVADA
Secretary of State

(For filing office use)	(For filing office use)

IMPORTANT: Read instructions on reverse side before completing this form.
TYPE OR PRINT (BLACK INK ONLY)
1.	NAME OF CORPORATION: RI/ETON Merger Corp.
2.	RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent:	THE CORPORATION TRUST COMPANY OF NEVADA

Street Address:	One East First Street		Reno. NV	89501

	Street No.	Street Name	City	Zip
3.	SHARES: (number of shares the corporation is authorized to issue)

Number of shares with par value: 1,000 Par value: 0.01 Number of shares without par value:
4.	GOVERNING BOARD: shall be styled as (check one): X Directors Trustees
The FIRST BOARD OF DIRECTORS shall consist of 1 members and the names and addresses are as follows (attach additional pages if necessary):

450 East Las Olas, Blvd., Suite 1200, Fort
Harris W. Hudson	Lauderdale, Florida 33301

Name	Address	City/State/Zip

Name	Address	City/State/Zip
5.	PURPOSE (optional — see reverse side): The purpose of the corporation shall be:
6.	OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached
7.	SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (Signature must be authorized) (Attach additional pages if there are more than two incorporators.)

Maddona Cuddihy		Victoria Goldstein

Name(Print)		Name(Print)

1200 S. Pine Island Road, Plantation,		1200 S. Pine Island Road, Plantation,
Florida 33324		Florida 33324

Address	City/State/Zip	Address	City/State/Zip

/s/ Maddona Cuddihy	/s/ Victoria Goldstein

Signature	Signature

State of	Florida	Country of	Broward	State of	Florida	Country of	Broward

This instrument was acknowledged before me on	This instrument was acknowledged before me on

, 19	, by	, 19	, by

Victoria Goldstein	/s/ Maddona Cuddihy

Name of Person	Name of Person
as incorporator	as incorporator

of RI/ETON Merger Corp.	of RI/ETON Merger Corp.

(name of party on behalf of whom instrument was executed)	(name of party on behalf of whom instrument was executed)

Notary Public Signature	Notary public Signature

Barbara Burke	Barbara Burke
(affix notary sump or seal)	(affix notary sump or seal)
8.	CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

The Corporation Trust Company of Nevada	hereby accept appointment as Resident Agent for the above named corporation.

The Corporation Trust Company of Nevada By:		7/9/97

Signature of Resident Agent	(Assistant Secretary)	Date

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
(Before Payment of Capital or Issuance of Stock)      Filed by:

Victoria Goldstein name of incorporator or director	and	Madonna Cuddihy name of incorporator or director
certify that:
          1. They constitute at least two-thirds of the original incorporators or of the directors of RI/ETON Aquisition Corp., a Nevada corporation.
          2. The original Articles were filed in the Office of the Secretary of State on July 9, 1997.
          3. As of the date of this certificate, no stock of the corporation has been issued.
          4. They hereby adopt the following amendments to the articles of incorporation of this corporation:
          Article First is amended to read as follows:
The name of the corporation shall be Republic Environmental Technologies, Inc.
     FILED
[ILLEGIBLE]
STATE OF NEVADA
AUG 04 1997
C14708-97

/s/ Victoria Goldstein
Signature

/s/ Madonna Cuddihy

Signature

State of Florida	}	ss.

County of Broward

     On August 4, 1997, personally appeared before me, a Notary Public, Victoria Goldstein and Madonna Cuddihy, who acknowledged that they executed the above instrument.

/s/ Joan Warren
Signature of Notary

Joan Warren

(NEV.-987-10/27/95) (ILLEGIBLE)